EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2018 First Quarter Results

•	Earnings per diluted Class A Nonvoting Common Share increased 11.4 percent to $0.49 in the first quarter of fiscal 2018 compared to $0.44 in the same quarter of the prior year.

•	Total revenues increased 3.6 percent, which consisted of organic revenue growth of 1.7 percent and an increase of 1.9 percent due to foreign currency translation.

•
Net cash provided by operating activities was $34.7 million in the first quarter of fiscal 2018 and the Company was in a net cash position of $47.7 million at October 31, 2017 providing flexibility for future investments.

MILWAUKEE (November 16, 2017)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2018 first quarter ended October 31, 2017.

Quarter Ended October 31, 2017 Financial Results:
Net earnings for the quarter ended October 31, 2017, increased 14.6 percent to $25.8 million compared to $22.6 million in the same quarter last year.
Earnings per diluted Class A Nonvoting Common Share increased 11.4 percent to $0.49 for the quarter ended October 31, 2017, compared to $0.44 in the same quarter last year.
Sales for the quarter ended October 31, 2017, increased 3.6 percent to $290.2 million compared to $280.2 million in the same quarter last year. Total organic sales increased 1.7 percent while foreign currency translation increased sales by 1.9 percent. By segment, organic sales increased 2.9 percent in Identification Solutions and decreased 1.4 percent in Workplace Safety.

Commentary:
“Our focus on serving our customers extremely well, developing high-quality innovative products, driving efficiencies throughout our global operations, and strengthening our culture of innovation is working. This marks our ninth consecutive quarter of year-over-year profit improvement,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “Organic sales growth was 1.7 percent this quarter, and we expect to continue this positive trend as our increased investment in research and development strengthens our new product pipeline. Brady is a company that was built on innovative products and solutions that our customers value to solve their unique safety and identification challenges. We are rekindling this culture of innovation and are focused on providing solutions and great customer service to our target markets. It’s exciting to see the impact as our culture of local ownership and accountability is allowing for increased innovative thought and actions throughout the Company, which is essential to execute our long-term strategy and to continue to deliver improved financial results for our shareholders.”
“Profitability improved compared to last year as a direct result of our focus on organic sales growth and on driving efficiencies throughout our operations and across our selling, general and administrative expense structure. We remain focused on the business fundamentals that will deliver consistent long-term cash generation. Cash provided by operating activities was $34.7 million in the first quarter, and we finished in a net cash position of $47.7 million compared to net cash of $26.2 million at the beginning of the quarter,” said Brady’s Chief Financial Officer, Aaron Pearce. “Our balance sheet is solid and continues to provide significant flexibility for future investment and returning funds to our shareholders.”

Fiscal 2018 Guidance:
The Company’s earnings per diluted Class A Nonvoting Common Share guidance for the year ending July 31, 2018 remains unchanged at $1.85 to $1.95. Included in this guidance is low-single digit organic sales growth, a full-year income tax rate of 27 percent to 29 percent, and depreciation and amortization expense of approximately $26 million. The Company expects to achieve efficiency gains in its manufacturing facilities and in selling, general and administrative expenses while increasing investments in research and development by approximately 10 percent when compared to fiscal 2017. Capital expenditures are anticipated to be approximately $30 million during the year ending July 31, 2018. This guidance is based upon foreign currency exchange rates as of October 31, 2017.

A webcast regarding Brady’s fiscal 2018 first quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2017, employed approximately 6,300 people in its worldwide businesses. Brady’s fiscal 2017 sales were approximately $1.11 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

###

In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; decreased demand for our products; Brady’s ability to retain large customers; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; Brady’s ability to execute facility consolidations and maintain acceptable operational service metrics; litigation, including product liability claims; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; foreign currency fluctuations; changes in tax legislation and tax rates; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non-voting shareholders; Brady’s ability to meet certain financial covenants required by our debt agreements; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2017.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended October 31,
	2017	2016
Net sales	$290,151	$280,176
Cost of products sold	144,086	139,818
Gross margin	146,065	140,358
Operating expenses:
Research and development	10,520	9,146
Selling, general and administrative	100,134	98,004
Total operating expenses	110,654	107,150

Operating income	35,411	33,208

Other income (expense):
Investment and other income (expense)	216	(489)
Interest expense	(863)	(1,732)

Earnings before income taxes	34,764	30,987

Income tax expense	8,928	8,434

Net earnings	$25,836	$22,553

Net Earnings per Class A Nonvoting Common Share:
Basic	$0.50	$0.45
Diluted	$0.49	$0.44
Dividends	$0.21	$0.21

Net Earnings per Class B Voting Common Share:
Basic	$0.49	$0.43
Diluted	$0.48	$0.42
Dividends	$0.19	$0.19

Weighted average common shares outstanding (in thousands):
Basic	51,440	50,634
Diluted	52,383	51,455

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	October 31, 2017	July 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$142,237	$133,944
Accounts receivable—net	152,698	149,638
Inventories:
Finished products	69,458	69,760
Work-in-process	19,052	18,117
Raw materials and supplies	21,152	19,147
Total inventories	109,662	107,024
Prepaid expenses and other current assets	19,045	17,208
Total current assets	423,642	407,814
Other assets:
Goodwill	433,704	437,697
Other intangible assets	51,200	53,076
Deferred income taxes	36,281	35,456
Other	17,072	18,077
Property, plant and equipment:
Cost:
Land	7,344	7,470
Buildings and improvements	97,457	98,228
Machinery and equipment	262,820	261,192
Construction in progress	4,123	4,109
	371,744	370,999
Less accumulated depreciation	276,030	272,896
Property, plant and equipment—net	95,714	98,103
Total	$1,057,613	$1,050,223
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$749	$3,228
Accounts payable	64,902	66,817
Wages and amounts withheld from employees	64,863	58,192
Taxes, other than income taxes	8,242	7,970
Accrued income taxes	9,574	7,373
Other current liabilities	45,455	43,618
Total current liabilities	193,785	187,198
Long-term obligations, less current maturities	93,810	104,536
Other liabilities	57,347	58,349
Total liabilities	344,942	350,083
Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,020,711 and 47,814,818 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	322,657	322,608
Earnings retained in the business	522,334	507,136
Treasury stock—3,240,776 and 3,446,669 shares, respectively of Class A nonvoting common stock, at cost	(80,806)	(85,470)
Accumulated other comprehensive loss	(52,062)	(44,682)
Total stockholders’ investment	712,671	700,140
Total	$1,057,613	$1,050,223

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2017	2016
Operating activities:
Net earnings	$25,836	$22,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,564	7,234
Non-cash portion of stock-based compensation expense	3,744	3,155
Deferred income taxes	(1,168)	2,027
Changes in operating assets and liabilities:
Accounts receivable	(4,807)	(680)
Inventories	(3,571)	1,197
Prepaid expenses and other assets	(2,005)	(1,170)
Accounts payable and accrued liabilities	7,799	2,546
Income taxes	2,327	(2,869)
Net cash provided by operating activities	34,719	33,993

Investing activities:
Purchases of property, plant and equipment	(3,802)	(3,959)
Other	974	1,511
Net cash used in investing activities	(2,828)	(2,448)

Financing activities:
Payment of dividends	(10,639)	(10,370)
Proceeds from exercise of stock options	3,249	8,813
Proceeds from borrowings on credit facilities	10,901	27,565
Repayments of borrowings on credit facilities	(22,894)	(27,139)
Income tax on equity-based compensation, and other	(2,280)	(1,232)
Net cash used in financing activities	(21,663)	(2,363)

Effect of exchange rate changes on cash	(1,935)	(4,109)

Net increase in cash and cash equivalents	8,293	25,073
Cash and cash equivalents, beginning of period	133,944	141,228

Cash and cash equivalents, end of period	$142,237	$166,301

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2017	2016
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$209,705	$201,264
Workplace Safety	80,446	78,912
Total Company	$290,151	$280,176

SALES INFORMATION
ID Solutions
Organic	2.9%	0.7%
Currency	1.3%	(0.6)%
Total	4.2%	0.1%

Workplace Safety
Organic	(1.4)%	(2.5)%
Currency	3.3%	(1.3)%
Total	1.9%	(3.8)%

Total Company
Organic	1.7%	(0.2)%
Currency	1.9%	(0.8)%
Total	3.6%	(1.0)%

SEGMENT PROFIT
ID Solutions	$35,837	$33,068
Workplace Safety	6,445	6,450
Total	$42,282	$39,518

SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	17.1%	12.7%
Workplace Safety	8.0%	11.4%
Total	14.6%	12.3%

	Three months ended October 31,
	2017	2017
Total segment profit	$42,282	$39,518
Unallocated amounts:
Administrative costs	(6,871)	(6,310)
Investment and other income (expense)	216	(489)
Interest expense	(863)	(1,732)
Earnings before income taxes	$34,764	$30,987